UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Skillsoft Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave, Suite 600
Greenwood Village, Colorado 80111
(Address of principal executive offices)

(603) 821-3902
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2024, the Board of Directors of Skillsoft Corp. (the “Company”) appointed Ronald W. Hovsepian as the Company’s Executive Chair and principal executive officer, effective as of April 16, 2024. Mr. Hovsepian had recently been named to take over the Chair position from the Company’s prior Chair, Patrick Kolek. Mr. Hovsepian will succeed Jeffrey R. Tarr as principal executive officer, who will retire from the position of Chief Executive Officer effective as of April 16, 2024 (the “Transition Date”). Mr. Tarr has also resigned from his position as a member of the Company’s Board of Directors effective as of the Transition Date. Mr. Tarr will remain employed as an advisor to the Executive Chair of the Company following the Transition Date until May 9, 2024, on which date his employment with the Company will terminate.

Mr. Hovsepian 63, is currently the Chairman of Skillsoft’s Board of Directors and the Executive Chair and principal executive officer designee and has a wealth of executive leadership and operational experience in the technology and software industries. Ron has served as a Skillsoft Board member since 2018.

From September 2020 to January 2024, Ron served as President and Chief Executive Officer of Indigo Ag, a leader in sustainable agriculture solutions. Prior to Indigo Ag, Ron served as Executive Chair of Skillsoft from 2018 to 2021, and as Executive Partner at Flagship Pioneering, the founding company of Indigo Ag, from 2018 to 2021.

Previously, Ron served as President and Chief Executive Officer of Intralinks, Inc. and President and Chief Executive Officer of Novell, Inc. Before Novell, Ron spent several years in venture capital directly assisting companies at each stage of development, from early ideation through growth phases, while serving as a board member. He started his career at IBM and served in many executive positions over approximately a 16-year period.

He is currently Chairman of the Ansys Board of Directors, on which he has served since 2012.

Ron received a Bachelor of Science degree from Boston College.

The Board has determined that Mr. Tarr will receive severance benefits in accordance with the terms, and subject to the conditions, of the Second Amended and Restated Executive Employment Agreement by and between Mr. Tarr and the Company, dated as of December 3, 2023, a copy of which has been filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2024 (the “Annual Report”).

Item 9.01. Financial Statement and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2024

SKILLSOFT CORP.

By:	/s/ Richard George Walker
Richard George Walker Chief Financial Officer